UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported):  May 9, 2019

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

480-781-5000
(Registrant’s telephone number)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	On May 8, 2019, Carlisle Companies Incorporated (the "Company") held its 2019 annual meeting of shareholders (the “Annual Meeting”).

(b)
At the Annual Meeting, the Company’s shareholders (i) elected all four of the directors nominated by the Board of Directors of the Company, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers for 2018 as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2019 (the “2019 Proxy Statement”). The proposals are further described in the 2019 Proxy Statement.

(c)	Final voting results on each proposal submitted to the Company’s shareholders at the Annual Meeting are as follows:

1. Election of directors:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robin J. Adams	51,681,241	2,427,460	37,727	3,386,010
Jonathan R. Collins	48,491,891	5,614,593	39,944	3,386,010
D. Christian Koch	53,952,854	154,098	39,476	3,386,010
David A. Roberts	50,483,662	3,459,008	203,758	3,386,010

2. Ratification of Deloitte & Touche LLP:

Votes For	Votes Against	Abstentions
57,430,203	58,199	44,036

3. Advisory vote to approve the Company’s named executive officer compensation for 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,548,647	4,497,792	99,989	3,386,010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	May 9, 2019	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer